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LOGO FOR BATTLE MOUNTAIN GOLD
                                                                           NEWS
                                                              IMMEDIATE RELEASE
                                                      CONTACT: JOSEPH J. BAYLIS
                                                              (713) 653-7207 OR
                                                   investorrelations@bmgold.com
                                                      WEB PAGE:  www.bmgold.com



BATTLE MOUNTAIN RECEIVES SHAREHOLDER APPROVALS FOR MERGER WITH NEWMONT

HOUSTON, January 5, 2001-- Battle Mountain Gold Company (BMG-NYSE, BMC-TSE) announced today that its shareholders have approved the merger transaction involving Battle Mountain and Newmont Mining Corporation. The merger was approved by the holders of Battle Mountain common stock and Battle Mountain Canada exchangeable shares, voting together with the common stock through a special voting trust, and the holders of Battle Mountain convertible preferred stock, voting separately. Additionally, the transaction was approved by the holders of Battle Mountain Canada exchangeable shares at a special meeting of Battle Mountain Canada held earlier today.

Under the previously announced merger agreement, each of Battle Mountain's outstanding shares of common stock and exchangeable shares will be exchanged for 0.105 shares of Newmont's common stock. In addition, each share of Battle Mountain's convertible preferred stock will be exchanged for one share of Newmont convertible preferred stock with substantially identical terms and conditions. Upon completion of the merger, Battle Mountain will become a wholly-owned subsidiary of Newmont. The transaction is expected to be accounted for as a pooling-of-interests for financial reporting purposes and is expected to close within a few days. Completion of the merger is subject to satisfaction or waiver of the conditions set forth in the merger agreement.

                                                                       more....

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PRIVATE SECURITIES LITIGATION REFORM ACT SAFE HARBOR
STATEMENT
This press release includes forward-looking information and statements about Battle Mountain Gold Company that are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements include financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Forward-looking statements are generally identified by the words "expect," "anticipates," "believes," "intends," "estimates" and similar expressions. The forward-looking information and statements in this press release are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of Battle Mountain, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include those discussed or identified in the public filings with the U.S. Securities and Exchange Commission (SEC) made by Battle Mountain; risks and uncertainties with respect to the effect of gold price and foreign exchange rate fluctuations, and general economic conditions such as changes in interest rates and the performance of the financial markets, changes in domestic and foreign laws, regulations and taxes, changes in competition and pricing environments, the occurrence of significant natural disasters, civil unrest and general market and industry conditions.

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